EXHIBIT 10.13
                                    AGREEMENT


         AGREEMENT MADE AND ENTERED IN AS OF July 14, 1997 by and among CTI INDUSTRIES CORPORATION, a corporation incorporated under the laws of Delaware, U.S.A. ("CTI") and PULIDOS & TERMINADOS FINOS S.A. de C.V., a corporation organized under the laws of Mexico (the "Company") and Alpes Promotora Inmobiliaria S.A. de C. V., Juan Manuel Carrillo Coronado, Pablo Gortazar de Oyarzabal, Francisco Hernandez Herrera, Jose Antonio Hernandez Amaya, Enrique Mora Velasco, Rosa Maria Velasco de Mora, Enrique Mora Hernandez, Manuel Mora Velasco, Ricardo Mora Velasco, Roberto Mora Velasco, Rosana Mora Velasco, Veronica Mora Velasco, Alejandra Mora Velasco, Claudia Mora Velasco, Maria Guadalupe Mora Velasco (collectively the "Stockholders").

                                  DECLARATIONS

I. Whereas the Company is engaged in manufacture and sale of latex balloons;

II. Whereas the Company has issued 1,928,364 shares, no par value, which represent 100% of the capital stock;

III. Whereas the actual shareholders who enter into this Agreement haved 1,060,600 no par value shares subscribed and fully paid. Those shares represent actually the 55% of the whole capital stock of the Company. These shares are the only A shares authorized up to this moment to exercise patrimonial and corporate rights of the Company.

IV. The Company has B shares in treasury which were previously issued but not paid. They were not paid but authorized by virtue of the increase of the capital stock by means of the shareholders' general meeting which took place on May 2, 1997 (attached hereto is documentary proof thereof). The increase of capital stock is represented by 867,764 no par value shares ("B shares"). These shares will represent the 45% of the remaining capital stock as soon as they are paid.

V. CTI wishes to subcribe and pay for a secured promissory note in the amount of U.S. $1,200,000, to be secured by 477,270 shares of A shares, and an option to purchase the 867,764 B shares by exchanging the principal amount of such promissory note for such B shares;

         THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:







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                                   ARTICLE ONE
                     Subscription of Secured Note and Option

         1.1 Sale and Issuance of Note and Option. Subject to the terms and conditions of this Agreement, at the closing, CTI shall purchase a Secured
Promissory Note (in the form attached hereto as Exhibit A) in the principle amount of US $1,200,000 and an Option (in the form attached hereto as Exhibit B) to purchase 867,764 shares of Capital Stock of the Company, the B Shares, for an aggregate purchase price of US$1,200,000, exercisable on or after February 1, 1998, and in consideration therefor shall:

                  (a) pay or cause to be paid to the Company the amount of U.S. $1,200,000; such payment shall consist of and include (1) the outstanding amount of the loan to the Company by CTI pursuant to paragraph 1.2 hereof, (2) the principal amount of U.S. $400,000 which the Company currently owes to CTI for the purchase of certain balloon manufacturing equipment and which debt the Company hereby acknowledges and (3) U.S.$400,000 to be paid at closing; and,

                  (b) loan or provide for a loan to the Company in the amount of U.S. $800,000 on terms no less favorable than (1) a five year term, (2) an interest rate of 2% over the "prime" rate published by The Wall Street Journal, adjusted quarterly and (3) with principal payable in equal quarterly installments over the term, together with interest thereon. The loan shall be secured by an industrial mortgage on the Company's business and assets.

The Secured Promissory Note shall be secured by the pledge to CTI by the Stockholders of shares of Capital Stock of the Company owned by them representing 45% of the presently outstanding Capital Stock of the Company. The Stockholders shall execute a pledge agreement ("Pledge Agreement") in form and substance satisfactory to CTI and shall deliver to CTI certificates, duly endorsed in blank, representing such shares of Capital Stock to be held by CTI as security for the payment and performance of the Secured Promissory Note. In the event that the Company shall default on the Secured Promissory Note, CTI shall be entitled to take, in payment of the Secured Promissory Note, all of the shares pledged to it under the Pledge Agreement and such shares shall be deemed B shares under the Shareholders Agreement.

         1.2      Current Advances

                  (a) CTI agrees that prior to the Closing, it shall make loans to the Company in an aggregate amount not to exceed U.S. $400,000. Advances with respect to such loan shall be made within 10 days of a written request by the Company; provided that the Company shall have the right to request advances of no more than U.S. $100,000 in any consecutive 20 day period.


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                  (b) The  loan  provided  for in this  paragraph  1.2  shall be evidenced by a Promissory Note of the Company payable to CTI in the principal amount of U.S. $400,000 due on December 31, 1998. The Promissory Note shall not bear interest prior to November 30, 1997. In the event that the Promissory Note shall not have been paid or satisfied on or before November 30, 1997 by application to the purchase price for the Secured Promissory Notes and Options as provided in paragraph 1.1(a) hereof or as provided in paragraph 1.2(d) hereof, (i) the principal amount of the Promissory Note outstanding from time to time thereafter shall bear interest at the rate of 18% per annum from and after November 30, 1997, and (ii) the Company shall be entitled to make payment with respect to principal and interest due under the Promissory Note in the amount of the purchase price of goods sold and delivered to CTI, as they may be ordered from time to time by CTI. The Promissory Note shall have no right of prepayment without the express written consent of CTI prior to November 30, 1997.

                  (c)  As  security  for  the  Promissory   Note,  each  of  the
         Stockholders agree to pledge to CTI that number of shares which represents 45% of the shares of stock of the Company owned by them and, at the time of execution of this Agreement, shall deliver to CTI (1) certificates representing such shares duly endorsed in blank and such other documents as may be necessary or appropriate to effect transfer of the shares in accordance with the provisions hereof and (2) an executed Pledge Agreement.

                  (d) In the event that, on or before September 30, 1997, if all conditions to the Closing for the benefit of CTI shall have occurred or been performed, or on or before November 30, 1997, if any of such conditions shall not have been performed or occurred on or before such date, CTI shall have tendered to the Company all of the items provided for in paragraphs 1.4(b) and (c) (that is, the payments provided for in paragraph 1.1(a) and the loan provided for in paragraph 1.1(b)) and the Company shall fail to complete the Closing and deliver to CTI all of the items to be provided to CTI pursuant to paragraph 1.4 hereof, CTI shall have the right, at its election to be exercised by written notice to the Company, to transfer all of the shares pledged to it by the Stockholders as provided herein. In the event that CTI shall so transfer the shares of Stock pledged to it by the Stockholders, such shares shall be and become B Shares under the Shareholders Agreement among CTI, the Company and the Stockholders.

                  (e) The Company and the Stockholders covenant and agree that they shall, concurrently with the execution of this Agreement, or as soon thereafter as practicable:

                           (1) Execute  and  deliver the Shareholders Agreement;

                           (2) From and after the date  hereof and  pending  the
                  purchase of the B Shares by CTI upon the exercise of the Option, or the election of CTI to transfer the pledged shares to CTI pursuant to paragraph 1.2(d), operate and perform pursuant to the terms of this Agreement and the Shareholders Agreement as if the Closing shall

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                  have taken place and the Option  exercised for the purchase of the B Shares or as if the pledged shares shall have been transferred to CTI;

         provided, however, that, if the Closing shall not occur on or before November 30, 1997 by reason of the non-performance or non-occurrence of any condition of this Agreement for the benefit of CTI and CTI shall not elect to have transferred to it the shares pledged to CTI by the Stockholders pursuant to this paragraph, then the Shareholders Agreement shall be terminated and canceled and shall be of no further force or effect and the Company and Stockholders shall not be bound by the provisions of this paragraph 1.2(e).

         1.3 Closing Date. The parties agree that the Closing shall take place on September 30, 1997, provided that if CTI's closing conditions as set forth in
Article 5 have not occurred or been satisfied as of such date, the Closing shall be extended until such conditions have been satisfied. Notwithstanding the above, if the conditions have not been satisfied or waived by November 30, 1997, CTI shall have the right not to proceed with the Closing and to require payment of the Promissory Note in accordance with its terms and the terms provided herein.

         1.4 Closing Deliveries. At the Closing, the certificates, documents and other contracts described herein, as specified below, will be delivered:

                  (a) The Company will deliver to CTI a Secured Promissory Note in the form attached hereto as Exhibit A in the aggregate principal amount of $1,200,000 and an Option in the form attached hereto as Exhibit B for the purchase of 867,764 B Shares for an aggregate purchase price of $1,200,000, such Option to be exercisable at any time after February 1, 1998.

                  (b) CTI will  deliver to the  Company  the amount  provided in
         Section 1.1(a) in immediately available funds other than obligations applied to payment.

                  (c) CTI will provide the loans as provided in Section 1.1(b);

                  (d) The Company and Stockholders will execute all necessary loan documents;

                  (e)  CTI  will   return  to  the   Stockholders   certificates
         representing the pledged shares as provided in Section 1.3; and

                  (f) CTI, the Company and the Stockholders will execute and deliver each of the other documents and instruments required to be delivered under the terms of this Agreement.

         1.6 Further Assurances. At or after the Closing, and without further consideration, the Stockholders and the Company shall execute and deliver to CTI such further instruments of conveyance and transfer and such other documents as CTI may reasonably request to more

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effectively  convey and transfer to CTI the Secured  Promissory Note, the Option and the B Shares of capital stock upon exercise thereof..

                                   ARTICLE TWO
       Representations and Warranties of the Company and the Stockholders

         The Company and each of the Stockholders, jointly and severally, hereby represent and warrant to CTI as follows:

         2.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Mexico and has full corporate power to own its properties and to conduct its business as presently conducted. The Company is duly, authorized, qualified or licensed to do business in Mexico or abroad or other jurisdiction in which its assets are located or in which its business or operations as presently conducted make such qualification necessary.

         2.2 Authority. The Company has granted all requisite power and authority to execute, deliver and perform this Agreement and all other documents and instruments contemplated by this Agreement to its representatives Juan Manuel Carrillo Coronado and Enrique Mora Velasco. The Stockholders have all requisite power and authority to execute, deliver, and perform this Agreement and all other documents and instruments contemplated by this Agreement. The execution, delivery and performance of this Agreement and related documents by the Company and the Stockholders have been authorized by all necessary action, corporate or otherwise. The obligations undertaken hereunder by the Company and the Stockholders are legal, valid and binding obligations.

         2.3 Corporate Records. The Company and the Stockholders have delivered to CTI true, correct and complete copies of the certificate of incorporation, bylaws, minutes books and stock record books of the Company. The minute books of the Company contain complete and accurate minutes or consents reflecting all actions taken by the directors (including any committees) and security holders of the Company.

         2.4 Capitalization. The Company currently has an authorized capital stock of 1,928,364 shares of which 1,060,600 are A shares and 867,764 are B shares. There are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements, or commitments obligating the Company, any Stockholder or any other Person (as defined below) to issue or sell any securities or ownership interests in the Company. There are no stockholders' agreements, voting agreements, voting trusts, or similar agreements binding on any Stockholder or applicable to any of the Shares. The "B" Shares when issued to CTI upon conversion of the Option shall represent 45% of the then outstanding shares of capital stock of the Company.

         2.5 Title to the Shares. The Shares are duly issued treasury shares in accordance with Article 216 of the General Law of Business Organizations ("Ley General de Socladades Mercantiles") and Article of the bylaws of the Company. The B Shares are free and clear of any lien, pledge, security interest, liability, charge or other encumbrance or claim of any Person (a "Lien"). Upon

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exercise  of the  Option,  CTI will  acquire  the  entire  legal and  beneficial interest, in all of the B Shares, free and clear of any Liens.

         2.6 No Violation. Neither the execution or the delivery of this Agreement and its attachments nor the consummation of the transactions contemplated by this Agreement including without limitation the subscription of the Shares by CTI will conflict with or result in the breach of any term or provision of, or violate, or constitute a default under, or result in the creation of any Lien on the Company's assets pursuant to, or relieve any third party of any obligation to the Company, give any third party the right to terminate or accelerate any obligation under or increase the rights of any person under or increase the liabilities or obligation of the Company under, any charter provision, bylaws, Material Agreement (as defined in Section 2.18), Permit (as defined in 2.13), order, law or regulation to which the Company or any of the Stockholders is a party or by which the Company, any of the Stockholders, or any of their respective assets is in any way bound or obligated, except for violations or beaches that would not have a material adverse effect on the Company or its assets. For purposes of this Agreement, the term "Material Adverse Effect" shall mean such effect as would (I) cause the Company not to be able to operate immediately after Closing in the business, currently conducted, or contemplated by CTI, absent any expenditure that is not specifically provided for herein, or (ii) preclude the consummation of any transaction contemplated herein.

         2.7 Financial Statements. Attached as Schedule 2.7 is a true and complete copy of the unaudited balance sheet, statement of income, and cash flows of the Company ( the "Financial Statements") for the five months ending and as of May 30, 1997 (the Balance Sheet Date"). The Financial Statements present fairly the financial condition of the Company at the dates specified and the results of its operations for the periods specified and have been prepared in accordance with Mexican Generally Accepted Accounting Principles ("MGAAP") consistently applied, subject in the case of the unaudited statements to changes resulting from normal period-end adjustments for recurring accruals (which will not have a material adverse effect on the financial condition of the Company) and to the absence of footnote disclosure and other presentation items. The Financial Statements do not contain any items of a special or nonrecurring nature, except as expressly stated in the Financial Statements. The Financial Statements have been prepared from the books and records of the Company, which accurately and fairly reflect all the transactions of acquisitions and dispositions of assets by, and incurrence of liabilities by the Company.

         2.8 Absence of Undisclosed Liabilities. The Company will have no direct or indirect debts, obligations or liabilities of any nature, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise and whether due or to become due, (collectively "Liabilities"), except for (I) liabilities specifically identified in the Financial Statements as "current liabilities" in accordance with MGAAP and that are not related to indebtedness for borrowed money, (ii) obligations to be performed in the ordinary course of business since the Balance Sheet Date, and (iii) obligations set forth in Schedule 2.8.

         2.9 Absence of Material Adverse Change. Since the Balance Sheet Date, except as specifically contemplated by this Agreement, there has not been: (a) any material adverse change in

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the  condition  (financial  or  otherwise),  results  of  operations,  business, prospects, assets, or Liabilities of the Company or with respect to the manner in which the Company conducts its business or operations; (b) any payment or transfer of assets (including without limitation any dividend, stock repurchase, or other distribution or any repayment of indebtedness ) to any of the Stockholders or their respective affiliates; (c) any breach or default (or event that with notice or lapse of time would constitute a breach or default), termination, or threatened termination under any Material Agreement; (d) any material theft, damage, destruction, casualty loss, condemnation, or eminent domain proceeding affecting the Company's assets, whether or not covered by insurance; (e) any sale, assignment, or transfer of any of the assets of the Company, except in the ordinary course of business and consistent with past practices; (f) any waiver by the Company of any rights related to the Company's business, operations, or assets, except in the ordinary course of business; (g) any other transaction, agreement, or commitment entered into by the Company or any of the Stockholders affecting the Company's business, operations or assets, except in the ordinary course of business and consistent with past practices; or
(h) any agreement or understanding to do or resulting in any of the foregoing.

         2.10 Taxes. Except as set forth in Schedule 2.10, all required federal, state, local, and other tax returns, notices, and reports (including without limitation income, property, sales, use, franchise, withholding, social security tax returns) relating to or involving transactions with the Company have been accurately prepared and duly and timely filed, and all taxes required to be paid with respect to the periods covered by any such returns have been timely paid. No tax deficiency has been proposed or assessed against the Company, and the Company has not executed any waiver of any statute of limitations on the assessment or collection of any tax. No tax audit, action, suit, proceeding, investigation, or claim is now pending or, to the knowledge of the Company or any of the Stockholders, threatened against the Company, and no issue or question has been raised (and is currently pending ) by any taxing authority in connection with the Company's tax returns or reports. The Company has withheld or collected from each payment to its employees the full amount of all taxes required to be withheld or collected therefrom and has paid all such taxes to the proper tax receiving officers or authorized depositories. Neither the Stockholders nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of the Company or for which the Company may be liable.

         2.11 Litigation. Except as described in Schedule 2.11 hereto, there are no pending, or to the knowledge of the Company or the Stockholders, threatened lawsuits, administrative proceedings, or reviews, or formal or informal complaints or investigations by any individual, corporation, partnership, Governmental Body, or other entity ( a "Person") against or relating to the Company or any of its directors, employees, or agents (in their capacities as such) or to which any assets of the Company are subject. Neither the Stockholders nor the Company is not subject to or bound by any currently existing judgment, order, writ, injunction, or decree.

         2.12 Compliance with Laws. The Company is currently complying with, and has at all times complied with, and the use, operation, and maintenance of its assets comply with and have at

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all times  complied  with,  and  neither the Company nor its assets nor the use, operation, or maintenance of its assets is in violation or contravention of, any applicable statute, law, ordinance, decree, order, rule, or regulation of any Governmental Body, except for violations that would not have a material adverse effect on the Company or its assets.

         2.13 Permits. The Company owns and possesses for each appropriate Governmental Body all right, title, and interest in all permits, licenses, authorizations, approvals, quality certifications, franchises, all rights (individually, "Permit", collectively "Permits") issued by an Governmental Body necessary to conduct its business, except where the failure to obtain a Permit would not have a material adverse effect on the Company or its assets. Each of such Permits is described in Schedule 2.13 hereto. No loss or expiration of any such Permit is pending, or to the knowledge of the Company or the Stockholders, threatened or enforceable, other than expiration in accordance with the terms of Permits that may be renewed in the ordinary course of business without lapsing.

         2.14 Environmental Matters. The Company is not in violation of any environmental law that could have a material adverse effect on the Company, its assets or its business.

         2.15 Employee Matters. The consummation of the transactions contemplated by this Agreement and attachments hereto will not accelerate the time of payment or vesting or increase the amount of compensation due to any director, officer or employee (present or former) of the Company. The Company has never experienced, and neither the Company nor the Stockholders know or have reasonable grounds to know of any basis for, any strike, labor trouble, work stoppage, slowdown or other interference with or impairment of the business of the Company.

         2.16 Title to Assets. Set forth in Schedule 2.16 hereto is a complete list (including the street address, where applicable) of (i) all real property currently owned by the Company; (ii) all real property currently leased or otherwise used by the Company, (iii) all real property formerly owned leased or otherwise used by the Company, indicating the nature of any facilities or operations of the Company on such property and the date and manner of disposition; (iv) each vehicle owned or leased by the Company, and (v) each asset owned or leased by the Company with a book value or fair market value greater than U.S. $5,000. The Company has good and marketable title to all of its assets, including without limitation, the assets listed on Schedule 2.16 (other than those described in (iii) above), the assets reflected on the Financial Statements and all assets used by the Company in the conduct of its business (except for assets disposed of since the Balance Sheet Date in the ordinary course of business for fair value to Persons that are not affiliates of the Company or any of the Stockholders and consistent with past practices and except for assets held under leases or licenses disclosed pursuant to Section 2.18); and all such assets are owned free and clear of any Liens, except for (A) minor imperfections of title and encumbrances that do not materially detract from or interfere with the use or value of such properties; and (B) liens securing liabilities of the Company reflected on the Financial Statements.

         2.17 Condition of Properties. Except as set forth in Schedule 2.17, all facilities, machinery, equipment, fixture, vehicles, and other tangible property owned, leased or used by the

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Company  are in good  operating  condition  and  repair,  normal  wear  and tear excepted, are reasonably fit and usable for the purposes for which they are being used, will not likely require major overhaul or repair in the foreseeable future, are adequate and sufficient for the Company's business, and conform with all applicable laws, rules and regulations, except as would not have a material adverse effect on the Company or its assets. The Company maintains policies of insurance issued by insurers of recognized responsibility insuring the Company and its assets and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated.

         2.18     Material Agreements.

                  (I) Schedule 2.18 lists each agreement (whether written or oral and including all amendments) to which a Company is a party or a beneficiary or by which the Company or any of its assets is bound (collectively the "Material Agreements"), including without limitation
         (A) any real estate leases; (B) any agreement that is material to the business, operations or prospects of the Company; (C) any agreement evidencing, securing, or otherwise relating to any indebtedness for which the Company is liable; (D) any capital or operating leases or conditional sales agreements relating to vehicles, equipment or other assets of the Company; (E) any supply or manufacturing agreements or arrangements pursuant to which the Company is entitled or obligated to require any assets from a third party; (F) any insurance policies; (G) any employment, consulting, non-competition, separation, collective bargaining, union or labor agreements or arrangements; (H) any agreement with or for the benefit of any of the Stockholders, any director, officer or employee of the Company or any affiliate or family member of such Person, and (I) any other agreement or arrangement pursuant to which the Company could be required to make or entitle to receive aggregate payments in excess of U.S. $5,000.

                  (ii) The Stockholders and the Company have delivered to CTI a copy of each Material Agreement. Except as described in Schedule 2.18
         (A) each Material Agreement is valid, binding, and in full force in effect and enforceable in accordance with its terms; (B) the Company has performed all its obligations under each Material Agreement, and there exists no breach or default (or event that with notice of lapse of the time would constitute a breach or default) under any Material Agreement; (C) there has been no termination or notice of default or any threatened termination under any Material Agreement and (D) no consent of any Person is required in connection with the transactions contemplated by this Agreement in order to preserve the rights of the Company under or to prevent any disadvantage to the Company in respect of any Material Agreement.

         2.19 Intellectual Property Rights. Except as set forth in Schedule 2.19 there are not other registered patents, trademarks, service marks, trade names, and copyrights, and applications for, and licenses (to or from the Company) with respect to, any of the foregoing (collectively "Registered Intellectual Property"), owned by the Company or with respect to which the Company has any rights.

         2.20  Subsidiaries and Investments.  Except as set forth in Schedule in
2.20 the Company does not own any direct or indirect equity or debt interest in any other Person, including, without limitation, any interest in a partnership or joint venture (other than with CTF International), and the Company is not obligated or committed to acquire any such interest.

         2.21 Competing Interests. None of the Company, Stockholders, nor any director, officer, relatives, or affiliate of any of such Persons owns, directly or indirectly, an interest in any Person that is a competitor for the same business, customer, or supplier of the Company or that otherwise has business dealings with the Company other than Comercializadora Hecht SA de CV and CTF International SA de CV.

         2.22 Illegal or Unauthorized Payments; Political Contributions. Neither the Company, nor any of its officers, directors, employees, agents, or other representatives or, to the knowledge of the Company or the Stockholders, any other Person with which the Company is or has been affiliated or associated, has directly or indirectly, made or authorized any payment, contribution, or gift of money, property, or services, whether or not in contravention of applicable law,
(a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for person political contributions not involving the direct or indirect use of funds of the Company. The Company has not violated any federal or state antitrust statutes, rules or regulations, including without limitation those relating to unfair competition, price fixing, bid rigging, or collusion.

         2.23 Governmental Consents. Schedule 2.23 sets forth all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations, or filing with Governmental Body that is required on the part of the Company or any of the Stockholders in connection with the transactions contemplated by this Agreement or attachments hereto.

         2.24 No Misrepresentations; Adverse Information. The Company and the Stockholders have disclosed to CTI all facts and information known to them that would be material to a purchase of the Convertible Notes. Neither the Company nor the Stockholders have received any appraisal, report, or other similar information relating to the value or condition of the Company or any of its assets. The representations, warranties and statements made by the Company and the Stockholders in or pursuant to this Agreement (including the Schedules to this Agreement) are true, complete, and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty, or statement, under the circumstances in which it is made, not misleading. Neither the Company nor the Stockholders have any information or knowledge of any change contemplated in any applicable law, ordinances or restrictions, or any judicial or administrative action, which would have a material adverse effect upon the business or assets of the Company, or its value.

                                  ARTICLE THREE
                      Representations and Warranties of CTI



         CTI represents and warrants to the Company as follows:

         3.1  Organization.   CTI  is  a  corporation  duly  organized,  validly
existing, and in good standing under the laws of Delaware, U.S.A.

         3.2 Authority. CTI has all requisite power and authority to execute, deliver, and perform under this Agreement. The execution, delivery, and performance of this Agreement by CTI has been duly authorized by all necessary action, corporate or otherwise, on the part of CTI. This Agreement has been duly executed and delivered by CTI and is a legal, valid, and binding agreement of CTI enforceable against CTI in accordance with its terms.

         3.3 No Violation. The execution, delivery, and performance of this Agreement by CTI will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under, any charter provision or bylaw or under any material agreement, instrument, order, law, or regulation which CTI is a party or by which CTI is any way bound or obligated

                                  ARTICLE FOUR
                            Covenants and Agreements


         4.1 Release of the Stockholders. Each of the Stockholders, for themselves and their respective heirs, executors, administrators, successors, and assigns, hereby fully and unconditionally release and forever discharge and hold harmless each of the Company, CTI and their respective employees, officers, directors, successors, and assigns from any and all claims, demands losses, costs, expenses (including reasonable attorneys' fees and expenses), obligations, liabilities, and damages of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to the Company, that such Stockholder may now have or may hereafter claim to have against the Company, CTI or any of such employees, officers, directors, successors, or assigns; provided that the foregoing release will not affect any obligations of CTI to the Stockholders under this Agreement or the attachments thereto nor will it affect any current obligation of the Company to the Stockholders as show on the Financial Statements.

         4.2 Publicity. CTI and the Company will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither CTI on the one hand, nor the Stockholders or the Company, on the other hand, will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements.

         4.3 Transaction Costs. The Company will pay all attorneys', accountants', finders', brokers', investment banking and other fees, costs, and expenses incurred by the Company or the Stockholders prior to the Closing, or by the Stockholders after the Closing in connection with the preparation, negotiation, execution, and performance of this Agreement and attachments hereto or any of the transactions contemplated by this Agreement and attachments hereto. CTI will pay all attorneys', accountants', finders', brokers', investment banking and other fees, costs and expenses that it incurs in connection with the preparation, negotiation, execution and performance of this Agreement or any of the transactions contemplated by this Agreement.

         4.4 Nondisclosure. Each of the Stockholders acknowledges and agrees that all customer, prospects, and marketing lists, sales data, intellectual property, proprietary information, and trade secrets of the Company (collectively, "Confidential Information") are valuable, special, and unique assets and are and will be owned exclusively by the Company. Each of the Stockholders agrees to treat the Confidential Information as confidential and not disclose any Confidential Information to any Person or make use of any Confidential Information for such Stockholder's own purposes or for the benefit of any other Person (other than the Company).

         4.5 Charter Amendments. Upon exercise of the Option, the Company and the Stocholders will take such action as is necessary and appropriate to cause the Charter of the Company to be amended consistent with the terms of the Shareholders' Agreement.


                                  ARTICLE FIVE
                               Closing Conditions


         5.1 Conditions to Obligations of CTI. The obligations of CTI under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such condition may be waived by CTI in writing:

                  (a) An order shall have been entered terminating the pending suspension of payments proceedings involving the Company.

                  (b) The obligations of the Company to BanCrecer (in the present principal amount of approximately US $1.1 million shall have been satisfied or paid in full or shall have been renegotiated on other terms satisfactory to CTI.

                  (c) CTI shall have completed a public offering of its securities in an aggregate amount of not less than U.S. $6,000,000.

                  (d) All representations and warranties of the Company and the Stockholders contained in this Agreement and the attachments thereto must be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

                  (e) The Company and the Stockholders must have performed and complied with all the covenants and the agreements and satisfied the conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing, including without limitation, the delivery of all items required to be delivered by them pursuant to Section 1.4.

                  (f) There must be no pending or threatened litigation in any court or any proceeding before or by an Governmental Body against any of the Stockholders, the Company or CTI to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the attachments hereto or the consummation of the transactions contemplated by this Agreement or the attachments thereto.

                  (g) All necessary contractual and governmental consents will be obtained to comply with the applicable laws and regulations.

                  (h) Execution of a Stockholders Agreement by and between the Stockholders and CTI in form reasonably satisfactory to CTI.

                  (I) The satisfactory completion of due diligence audit by counsel of CTI.

                  (j) The Stockholders must have delivered to CTI a legal opinion of their counsel dated on or before the date of Closing in the form of Exhibit C and addressing such other matters as CTI reasonably requests.

                  (k) All documents and proceedings related to the Closing and a subscription of the Shares must be satisfactory in form and substance to CTI.

         5.2 Conditions to Obligations of Stockholders and the Company. The obligation of the Stockholders and the Company under this Agreement are subject to the satisfaction at or prior to Closing of the following conditions, but compliance with any such conditions may be waived by the Stockholders and the Company in writing:

                  (a) All representations and warranties of CTI contained in this Agreement must be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

                  (b) CTI must have performed and complied with the covenants and agreements and satisfied the conditions required by this Agreement to be performed, complied with, or satisfied by it or prior to the Closing, including without limitation, the delivery of all items required to be delivered by CTI pursuant to Section 1.4

                  (c) All necessary  governmental consents,  approvals,  orders, and authorizations must have been obtained and all necessary governmental notices have been given with respect to this Agreement and attachments thereto and the transactions contemplated by this Agreement and its attachments.

                                   ARTICLE SIX
                                 Indemnification


         6.1 Indemnification of CTI. The Company and the Stockholders jointly and severally, will indemnify and hold CTI, its subsidiaries, and their respective affiliates, directors, officers, employees, and agents ("the CTI Parties") harmless from any and all liabilities, obligations, claims, contingencies, damages, costs, diminution in value of the B Shares, and expenses, including all court costs and reasonable attorneys' fees (the "Claims"), that any CTI Party may suffer or incur as a result of or relating to:

                  (a) the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants, or agreements made by the Company or the Stockholders in this Agreement or any attachment or pursuant to this Agreement or any attachment; and

                  (b) any lawsuit, claim, or proceeding of any nature existing at or prior to the Closing, or arising out of any act or transaction of the Stockholders or the Company occurring prior to the Closing, or arising out of facts or circumstances that existed at or prior to the Closing that is related to the Company, its assets or the operation of its business.

         6.2 Defense of Claims. Except as set forth below, if any lawsuit or enforcement action is filed against any CTI Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the estimated amount of the reasonably foreseeable Claims (which estimate shall in no way limit the amount of indemnification the CTI Party is entitled to receive hereunder), shall be given to the Stockholders as promptly as practicable (and in any event within three days, after the service of the citation or summons); provided that the failure of any CTI Party to give timely notice shall not affect is rights to indemnification hereunder except to the extent that the Stockholders demonstrate that the CTI Party's failure to so notify the Stockholders with such ten (10) day period increased the Claims with respect to which the CTI Party is otherwise entitled to indemnification. Upon receipt of such notice, the Stockholders shall have the right, but not the obligation, to undertake the defense of or, with the consent of the CTI Party (which consent may not be unreasonably withheld), to settle or compromise such claim. If the Stockholders elect to defend any such asserted liability and to assume all obligations contained in Section 6.1 to indemnify the CTI Party, then the Stockholders shall so notice the CTI Party and shall be entitled if they so elect, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of their own choice to handle and defend the same, at the Stockholders' sole cost, risk and expense, and such CTI Party shall cooperate in all reasonable respects, at the Stockholders' sole cost, risk and expense, with the Stockholders and such attorneys in the investigation trial, and defense of such lawsuit or action and any appeal arising therefrom; provided however, that the CTI Party may, at its own cost and expense, participate in such investigation, trial and the defense of such lawsuit or action and any appeal arising therefrom. If the Stockholders promptly notify the CTI Party that they intend to defend the claim and to assume all obligations contained in Section 6.1 to indemnify the CTI Party, the CTI Party shall not pay, settle or compromise such claim without the Stockholders' consent (which consent shall not be unreasonably withheld). If the Stockholders elect not to defend the Claim of the CTI Party, The CTI Party may, but shall not be obligated to, undertake the defense of or, with the consent of Stockholder (which consent may not be unreasonably withheld), settle or compromise such claim, on behalf, for the account, and at the risk, of the Stockholders.

         6.3 Survival. All representations and warranties made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and will be unaffected by any notice, investigation, or knowledge to the contrary. All statements contained in any Schedule, certificate, attachments hereto, or other writing delivered in connection with this Agreement or the transactions contemplated by this Agreement will constitute representations and warranties under this Agreement. Each party agrees that no other party to this Agreement will be under any duty, express or implied, to make any investigation of any representation or warranty made by any other party to this Agreement, and that no failure to so investigate will be considered negligent or unreasonable. All Statements contained in any schedule, certificate, or other writing delivered in connection with this Agreement or the transactions contemplated by this Agreement will constitute representations and warranties under this Agreement.

                                  ARTICLE SEVEN
                            Noncompetition Agreement


         7.1 Noncompetition. Each of the Stockholders hereby agree to refrain for a period of two years after the Closing (the "Non-Compete Period"), directly or indirectly, as an employee, consultant, advisor, referring source, agent of, or investor in, any Person from:

                  (a) engaging in the manufacture, sale, or distribution of latex balloons (the "Business") within 200 kilometers of any city in which the Company, its subsidiaries, or their respective successors and assigns engage in the Business at such time (the "Territory");

                  (b) directly or indirectly influencing or attempting to influence any customer or potential customer of the Company, its subsidiaries, or their respective successors and assigns to purchase products related to the Business from any person other than Company, its subsidiaries, or their respective successors and assigns.

                  (c) employing or attempting to employ or solicit for any employment competitive with the Company, its subsidiaries, or their respective successors and assigns any individuals who are employees of the Company, its subsidiaries, or their respective successors and assigns at any time at which any Stockholders employs or attempts to employ or solicit such individuals (or were employees of the Company, its subsidiaries, or their respective successors and assigns within one year prior to such time) or influence or seek to influence any such employees to leave the Company's its subsidiaries', or there respective successors' or assigns' employment;

provided that all provisions of (a) above will not apply to (I) any investment in publicly traded securities constituting less than 2% of the outstanding securities in such class, or (ii) to the ownership of an interest in, or the provision of services to Hecht. Each of the Stockholders acknowledges that such Stockholder's obligations under this Article Seven are a material inducement and condition to CTI entering into this Agreement and performing the transactions contemplated by this Agreement. Each of the Stockholders acknowledges that this
Section 7.1 is necessary to protect the interest of CTI and its affiliates and that the restrictions and remedies contained in this Agreement are reasonable in light of the consideration and other value the Stockholders have accepted pursuant to this Agreement. If any provision of this Section 7.1 should be found by any court of competent jurisdiction to be unenforceable by reason of its being too broad as to the period of time, territory, and/or scope, then and in that even, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, that would be found enforceable by such court. Should any Person violate this Section 7.1 the period of time of the Non-Compete Period will automatically be extended for a period of time equal to the period of time such person began such violation until such violation permanently ceases.

         7.2 Liquidated Damages. In the event of a violation of this Article Seven, will be entitled to liquidated damages from the Stockholders in the amount of U.S. $1,000.00 per day for each day the violation continues.

                                  ARTICLE EIGHT
                                  Miscellaneous


         8.1 Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service or by facsimile, to the parties at the following address (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 8.1):

         If to CTI:                         Howard W. Schwan
                                            President
                                            CTI Industries Corporation
                                            22166 N. Pepper Road
                                            Barrington, IL 60010,
                                            U.S.A.

         If to the Company:                 Enrique Mora V.
                                            Hugo Vazquez Reyes #33
                                            Zapopan, Jalisco, Mexico

         With a copy to:                    Juan Manuel Carrillo Coronado
                                            At his address as shown herein

         If to the Shareholders:            To the address set forth  next  to
                                            their signatures

Any such notice or other communication will be deemed to have been given and received when actually received.

         8.2 Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach of this Agreement or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

         8.3 No Brokers. Each party to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement or the transactions contemplated by this Agreement, and agrees that it will indemnify and hold harmless the other parties against any claim for brokerage and finders' fees or agents' commissions in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         8.4 Counterparts. This Agreement may be executed in counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

         8.5 Assignment Neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned or delegated by the Company, the Stockholders or CTI without the prior written consent of the other parties; except that CTI may assign its rights and obligations under this Agreement to any direct or indirect subsidiary of CTI. This Agreement is not intended to confer any rights or benefits to any person (including, without limitation, any employees of the Company) other than the parties to this Agreement.

         8.6 Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter of this Agreement and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter of this Agreement and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter of this Agreement. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought. The Exhibits and Schedules to this Agreement are by this Agreement incorporated by reference into and made a part of this Agreement for all purposes.

         8.7 Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of Mexico, without giving effect to any conflicts-of-law rule or any other principle that might require the application of the laws of another jurisdiction.

         8.9 Arbitration. Except as otherwise specifically set forth herein, the parties agree to submit any and all disputes relating to this Agreement to final and binding arbitration. Any such disputes will be resolved by arbitration in accordance with the Commercial Arbitration Rules of the Commercial Code of the United Mexican States ("Commercial Code"), which arbitration proceedings must be conducted in Mexico D.F. All arbitration proceedings will be conducted in both English and Spanish. Unless the parties agree otherwise, within thirty (30) days after initiation of an arbitration hereunder the Company and the Stockholders, on the one hand, and CTI on the other hand, will designate an arbitrator pursuant to the Commercial Code rules. The two appointed arbitrators will then appoint a neutral arbitrator in the matter prescribed in the Commercial Code rules. The parties also agree that judgment of a court of competent jurisdiction may be entered upon any award made pursuant to arbitration hereunder.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.


                                         CTI INDUSTRIES CORPORATION


                                By:          /s/ Howard W. Schwan
                                          --------------------------
                                         Howard W. Schwan, President





                                         PULIDOS & TERMINADOS FINOS S.A. de C.V.


                                By:       /s/ Juan Manuel Carrillo Coronado
                                          ---------------------------------
                                                Authorized Officer


                                              /s/ Enrique Mora Velasco
                                              ------------------------

STOCKHOLDERS:



/s/ Juan Manuel Carrillo Coronado       ____________________________
Juan Manuel Carrillo Coronado,          Pablo Gortazar de Oyarzabal
31,819 shares                           90,150 shares

==============================          ==============================
Address                                 Address

------------------------------          ------------------------------
Francisco Hernandez Herrera,            Jose Antonio Hernandez Amaya
30,771 shares                           30,771 shares

==============================          ==============================
Address                                 Address

 /s/ Enrique Mora Velasco               ______________________________
Enrique Mora Velasco 92,313 Shares      Rosa Maria Valasco de Mora 15,986 Shares

==============================          ==============================
Address                                 Address

------------------------------          ------------------------------
Enrique Mora Hernandez, 58,297 Shares   Manuel Mora Velasco, 5,289 Shares

==============================          ==============================
Address                                 Address

------------------------------          ------------------------------
Ricardo Mora Velasco 5,289 Shares       Roberto Mora Velasco, 5,289 Shares

==============================          ==============================
Address                                 Address


------------------------------          ------------------------------

Rosana Mora Velasco, 5,289 Shares            Veronica Mora Velasco, 5,289 Shares

==============================               ==============================
Address                                      Address

------------------------------               ------------------------------
Alejandra Mora Velasco, 5,289 Shares         Claudia Mora Velasco, 5,289 Shares

==============================               ==============================
Address                                      Address


Alpes Promotora Inmobiliria SA de CV         ______________________________
668,182 shares                               Maria Guadalupe Mora Velasco
                                             5,289 shares
By___________________________
                                             ==============================
                                             Address